Employment Agreement

This Agreement is made and entered into this 17th day of November, 2004 by and between Stanley J. Calderon, an individual residing at [Home Address] (“Executive”), and CIB Marine Bancshares, Inc., a Wisconsin corporation, having its principal place of business at N27 W24025 Paul Court, Pewaukee, Wisconsin 53072 (“CIB Marine”).

Recitals

Whereas, CIB Marine is a bank holding company under the Bank Holding Company Act of 1956, as amended, and owns and operates banks and other business ventures in various states;

Whereas, Executive desires to be employed by and to serve CIB Marine in the capacity of President and Chief Executive Officer upon the terms and conditions set forth herein; and

Whereas, CIB Marine desires to assure itself of the continued services of Executive for the period provided in this Agreement.

Now, Therefore, in consideration of the mutual promises and agreements herein contained, CIB Marine employs Executive and Executive agrees to work for CIB Marine pursuant to the following terms and conditions:

1.	Duties. Subject to the authority of the Board of Directors of CIB Marine (the “Board of Directors”), Executive shall perform the duties and functions of the President and Chief Executive Officer (“CEO”) of CIB Marine. Exhibit A attached hereto is a description of Executive’s initial duties and responsibilities. During the term of this Agreement, except for reasonable vacation periods and leaves of absence, Executive shall devote substantially all of his business time, attention, skill and efforts to the business and affairs of CIB Marine and shall use his best efforts to promote the interests and welfare of CIB Marine. The services to be rendered by Executive under this Agreement shall be to the satisfaction of CIB Marine, and CIB Marine shall be the sole judge of this satisfaction.

2.	Term. This Agreement shall be effective as of April 12, 2004 (the “Commencement Date”) and will continue for a period of three (3) years, terminating on April 13, 2007.

3.	Working Facilities and Expenses. Executive shall be provided with such facilities, equipment, supplies and services suitable to his position and adequate for the performance of his duties. Executive is encouraged and expected to promote the business of CIB Marine and, subject to the terms and conditions of CIB Marine’s policy and procedures for expense reimbursement, CIB Marine shall reimburse Executive for qualified expenses (entertainment, travel and similar items) which were paid by Executive.

4.	Compensation. As compensation for services rendered, or to be rendered to CIB Marine by Executive in the capacity set forth above, Executive shall be paid by CIB Marine a salary in an amount not less than Eighteen Thousand Seven Hundred and Fifty Dollars ($18,750) per pay period [Four Hundred Fifty Thousand Dollars ($450,000) if annualized], or at such higher rate as the Board of Directors may hereafter establish (“Base Salary Rate”). Prior to each anniversary of the Commencement Date, the Board of Directors will conduct a performance evaluation of the Executive for purposes of determining whether to increase the salary of Executive, and the results thereof shall be reflected in the minutes of the meeting of the Board of Directors. Such salary shall be payable to the Executive on such dates as may be established by CIB Marine from time-to-time. Executive’s salary shall not be decreased by the Board of Directors except where such decrease is generally applicable to all executive officers of CIB Marine.

Subject to the complete discretion of the Board of Directors, Executive will also be eligible for a year-end bonus. Notwithstanding anything to the contrary contained in the CIB Marine Bancshares, Inc. Bonus Plan, effective January 1, 2002 (the “Bonus Plan”), except as provided in the preceding sentence, Executive shall not be a participant in the Bonus Plan.

5.	Fringe Benefits. Executive shall be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, medical, dental and group life insurance, retirement, and other benefit plans and programs of CIB Marine subject to and on a basis consistent with the terms and conditions of such benefit plans and programs.

6.	Vacations. Executive shall accrue up to four (4) weeks paid vacation in each calendar year pursuant to CIB Marine’s policies. Executive shall follow CIB Marine’s policies and procedures regarding requesting and using vacation days. Upon termination, Executive shall be entitled to compensation at his then effective rate of Base Salary Rate for any (i) unused vacation time accrued during the year of termination, and (ii) any unused accrued carryover vacation time not to exceed a maximum of five (5) business days’ equivalent for such carryover vacation time.

7.	Termination by CIB Marine. Executive’s employment may be terminated without any breach of this Agreement with or without “Cause” upon written notice from CIB Marine to Executive as set forth herein. Provided, however, that any termination by the Board of Directors, other than for Cause, shall not prejudice Executive’s right to compensation or other benefits under this Agreement.

a.	If Executive’s employment is terminated by CIB Marine without Cause, or in the event Executive voluntarily terminates his employment with CIB Marine for Good Reason as defined in Section 8 hereof, CIB Marine shall pay Executive the salary and other benefits as provided in Section 8(c).

b.	If Executive’s employment is terminated for Cause, CIB Marine shall pay Executive his full salary through the date of termination based upon the Base Salary Rate, together with any unused accrued vacation compensation in accordance with Section 6 and any other vested benefits to which Executive is entitled pursuant to such terms and provisions of such plans. CIB Marine shall have no further obligations to Executive under this Agreement. For purposes of this Agreement, “Cause” shall be defined as:

i. Executive’s Death;

ii.	The inability or failure of Executive, due to illness, injury, physical or mental disability or incapacity or otherwise, as determined by the Board of Directors, to devote his full time, productive efforts and energy to the business of CIB Marine for a period of ninety (90) consecutive days in any three hundred sixty (360) day period; provided, such time periods shall be exclusive of vacation time of Executive not to exceed four (4) weeks per year;

iii.	Conviction of Executive in a court of law for any felony or act involving personal dishonesty, breach of trust, theft or misuse or misappropriation of funds or other property;

iv.	Incompetence (as measured against standards generally prevailing in the commercial banking industry), any breach of fiduciary duty involving personal profit, or the engaging in fraud, theft or misuse or misappropriation of funds or other property, embezzlement, personal dishonesty or like conduct by Executive;

v.	The breach by Executive of any material term or provision of this Agreement or the intentional failure or refusal of Executive to perform the reasonable, necessary and lawful duties and responsibilities expected of Executive, as determined in good faith by the Board of Directors, which have not been cured within 30 days after notice of such breach or failure to perform such duties (such cure period shall not apply to clauses i, ii, iii, iv, vi or vii of this Section 7(b));

vi.	Any willful act of misconduct, including any violation of law, rule or regulation of the United States or any state of the United States (other than traffic violations or similar offenses) by Executive, or any material violation of an employment policy of CIB Marine, which is materially injurious to or which would have a material adverse effect on CIB Marine or its subsidiaries and affiliates; or

vii.	Suspension, removal and/or prohibition (whether temporary or permanent) by any banking or similar regulatory authority from participation in the affairs of CIB Marine or any of its subsidiaries.

For purposes of this Section 7(b), no act or failure to act on the part of Executive shall be considered “willful” unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of CIB Marine.

8. Termination by Executive.

a.	Executive may terminate his employment at any time during the term of this Agreement after the occurrence of any of the events which constitute Good Reason. For purposes of this Agreement, “Good Reason” shall mean:

i. A Change in Control of CIB Marine (as defined below);

ii.	A failure by CIB Marine to comply with any material provision of this Agreement which has not been cured within 30 days after notice of non-compliance has been given by Executive to CIB Marine;

iii.	A material reduction in Executive’s present level of responsibilities which would cause Executive’s position to become one of lesser responsibility, importance or scope from the position and attributes thereof described in Section 1 of this Agreement;

iv.	A reduction in Executive’s Base Salary Rate in an amount equal to or greater than twenty percent (20%) of the initial Base Salary Rate set forth in Paragraph 4 of this Agreement;

v.	A relocation of Executive’s principal place of duties, functions and employment to a location outside of the Chicago metropolitan area without the consent of Executive;

vi.	A failure of CIB Marine to grant Executive the options set forth in Section 10 of this Agreement; or

vii. A liquidation or dissolution of CIB Marine.

b. For purposes of this section:

i.	“Change in Control” shall mean (1) any transaction as a result of which any person is the “beneficial owner” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of CIB Marine representing more than 50% of the total voting power represented by CIB Marine’s then outstanding voting securities; (2) the sale, exchange or similar disposition of more than 50% of the assets of CIB Marine to an entity or individual not currently controlled by CIB Marine, or (3) a merger, consolidation or other corporate transaction if the stockholders of CIB Marine before the transaction do not own immediately after the transaction, more than 50% of the combined voting power of the resulting corporation. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of CIB Marine’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons (as defined below) who held CIB Marine’s securities immediately before such transaction.

ii.	“Person” has the same meaning as when used in sections 13(d), and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under and employee benefit plan of CIB Marine or of a Parent or Subsidiary (each as defined below), and (2) a corporation owned directly or indirectly by the stockholders of CIB Marine in substantially the same proportions as their ownership of the common stock of CIB Marine.

iii.	“Parent” means any corporation (other than CIB Marine) in an unbroken chain of corporations ending with CIB Marine, if each of the corporations other than CIB Marine owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the effective date of this Agreement shall be considered a Parent commencing as of such date.

iv.	“Subsidiary” means any corporation (other than CIB Marine) in an unbroken chain of corporations beginning with CIB Marine, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of Subsidiary on a date after the effective date of this Agreement shall be considered a Subsidiary commencing as of such date.

c.	In the event Executive terminates his employment with CIB Marine for Good Reason in accordance with this Section 8, or if Executive’s employment is terminated by CIB Marine without cause as provided in Section 7(a), Executive shall be entitled to receive from CIB Marine an amount equal to: his unused accrued vacation compensation in accordance with Section 6; any other vested benefits to which Executive is entitled pursuant to such terms and provisions; and severance pay equal to his salary at the rate in effect at the time notice of termination is given, payable in equal monthly installments over the then remaining term of this Agreement.

d.	In the event that the severance and other benefits provided for in this Section 8 or otherwise payable to Executive (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 8(d), would be subject to the excise tax imposed by Section 4999 of the Code, then such severance benefits shall be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax under section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless Executive and Company agree otherwise in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on the reasonable, and good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

9.	Termination Upon Retirement. Termination by CIB Marine of the Executive based on “Retirement” shall mean termination at age 72. Upon termination upon Retirement, no amounts or benefits shall be due under this Agreement, and Executive shall be entitled to all benefits under any retirement plans of CIB Marine, if any, to which Executive is a participant.

10.	Options. Subject to the approval of the Board of Directors, Executive shall be a participant in the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan, as amended (the “Plan”). No later than ninety (90) days after completion of CIB Marine’s audited financial statements for fiscal year 2003, Executive shall be awarded stock options to purchase 150,000 shares of CIB Marine common stock pursuant to the Plan and Stock Option Agreement in the form of Exhibit B attached to this Agreement. The exercise price shall be the fair market value of CIB Marine common stock as of the grant date and as determined pursuant to the Plan. Executive shall also be eligible to participate in future stock option awards as the Board of Directors shall determine from time to time.

11. Proprietary Information.

a.	In addition to any other policies of CIB Marine, the Executive agrees to hold all Proprietary Information (as defined below) concerning CIB Marine, its subsidiaries and affiliates, and its customers in confidence and not disclose to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except pursuant to subpoena or to any state or federal regulatory body with jurisdiction over CIB Marine, its subsidiaries and affiliates or Executive) or directly or indirectly, use, copy, publish, summarize, or remove from CIB Marine’s premises any Proprietary Information (or remove from the premises any other property of CIB Marine), except: (i) during the period of employment to the extent necessary to carry out the Executive’s responsibilities under this Agreement; and (ii) after termination of the period of employment as specifically authorized in writing by the Board of Directors. For the purposes of the Agreement, “Proprietary Information” means all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of CIB Marine or any affiliated company, including without limitation all customer, marketing, financial, business and personnel information unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in the Executive’s possession or part of his general knowledge prior to his employment by CIB Marine; or (iii) the information is disclosed to the Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly from CIB Marine.

b.	The Executive acknowledges that the pursuit of the activities forbidden by this Section would necessarily involve the use or disclosure of Proprietary Information in breach of this Section, but that proof of such breach would be extremely difficult. To forestall such disclosure, use and breach, and in consideration of the employment under this Agreement, the Executive agrees that for a period of one (1) year after termination of the Executive’s employment, he may not, for himself or any third party, directly or indirectly, divert or attempt to divert from CIB Marine (or any affiliated company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers with whom Executive has had personal contact, suppliers or employees, without the prior written consent of CIB Marine.

c.	Nothing in this Section is intended to limit any remedy of CIB Marine available under law.

12.	Post Termination Obligation. For a period of one-year after termination of this Agreement, Executive shall, upon reasonable notice, furnish such assistance to CIB Marine as may reasonably be required by CIB Marine in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

13.	Indemnification. CIB Marine shall indemnify, defend and hold Executive harmless from all liabilities, costs, expenses, fines and other monetary expenses which are subject to such indemnity under CIB Marine’s By-laws and its directors’ and officers’ errors and omissions insurance policy to the same extent and under the same conditions as are in the effect as of the date of this Agreement, regardless of whether such By-laws or insurance are, respectively, amended, cancelled or otherwise declared totally or partially ineffective. Executive shall be entitled to the benefits of any amendments to or restatements of such By-laws or amendments or endorsements to such insurance enhancing the amount of circumstances of such indemnity or insurance coverage.

14.	Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, and shall be deemed to have been given or made when personally delivered or when deposited in the mail, first class postage prepaid, addressed to the respective parties as follows:

a. If to CIB Marine:

Chairman of the Board of Directors
CIB Marine Bancshares, Inc.
N27 W24025 Paul Court
Pewaukee, WI 53072

Or such other address as CIB Marine may designate by notice to Executive; and

b. If to Executive:

Stanley J. Calderon
[Home Address]
[Home Address]

Or such other address as Executive may from time to time designate by written notice to CIB Marine.

15.	Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior oral or written employment or compensation agreements between CIB Marine and Executive.

16.	No Assignment By Executive. Executive shall not assign this Agreement or any rights of Executive hereunder without the prior written consent of CIB Marine.

17.	Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.	Headings. The headings of sections and paragraphs herein are included solely for convenience of reference only and shall not control or affect the meaning, interpretation or construction of any of the provisions of this Agreement.

19.	Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

20.	Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one (1) such counterpart.

21. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

22.	Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators sitting in a location selected by the party asserting the dispute or controversy within either the Milwaukee, Wisconsin or the Chicago, Illinois metropolitan areas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

23.	Attorney Fees. If either party files a lawsuit against the other to enforce any rights hereunder, such party has hereunder, the prevailing party shall also be entitled to recover its/his reasonable attorney fees and costs of suit in addition to any other relief awarded to such prevailing party.

24.	Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, personal representatives and heirs.

CIB Marine Bancshares, Inc.

By: / s / Donald J. Straka
Name: Donald J. Straka
Its: Secretary

Stanley J. Calderon

By: / s / Stanley J. Calderon

Exhibit A

CIB Marine Bancshares, Inc. and Subsidiaries
Job Description

Title:	President and Chief Executive Officer of the Holding Company

Department:	Executive Management	FLSA Status: Exempt — Executive

Purpose:
This position is responsible for managing and directing the overall activities of CIB Marine Bancshares, Inc. (CIB Marine) and its subsidiaries towards its primary objectives; increasing shareholder value based on profit and return on capital; ensuring business is conducted in accordance with board approved policies; providing leadership for the entire staff; and representing the bank to regulatory agencies, community and civic organizations, customers, and other financial institutions.

Accountabilities:

Essential responsibilities include:

•	Managing the activities and performance of CIB Marine and subordinates (refer to supervisory responsibilities below).

•	Attending board meetings; leading shareholder meetings, management meetings, and planning meetings to give advice, guidance, direction, and authorization to carry out major plans and procedures consistent with established policies and Board of Director approval.

•	Selling stock to new and existing shareholders.

•	Developing and assisting subordinates with establishing major client relationships.

•	Overseeing the adequacy and soundness of the organization’s financial structure.

•	Reviewing operating results of the organizations, comparing them to established objectives, and ensuring appropriate action is taken to correct unsatisfactory results.

•	Planning and directing all investigations and negotiations pertaining to mergers, acquisitions, and new branch facilities.

•	Planning, developing, implementing, and maintaining public relations to improve the organization’s image and relations with customers, shareholders, employees, and the public.

•	Planning, directing, coordinating, and evaluating the organization’s activities, policies, and procedures to ensure compliance in meeting strategic goals.

•	Hiring all senior management positions in CIB Marine and subsidiaries.

•	Evaluating senior management’s performance for compliance with policies and objectives, and contributions in attaining objectives.

•	Serving as ex-officio member of all standing committees to which not appointed to by the board of directors.

•	Identifying and measuring the department/function’s inherent risks and developing and implementing internal controls to ensure identified risks are maintained within limits consistent with prudent business practices.

•	Monitoring the department/function’s internal controls to ensure they operate effectively throughout the period.

•	Responding appropriately and timely to internal audit requests.

•	Reviewing the department/function’s risk profile quarterly at minimum and implementing additional internal controls where appropriate.

•	Effectively and fluently communicating with customers, co-workers, and other business contacts within a culturally diverse work environment.

•	Developing and maintaining effective working relationships at all levels by proactively participating and contributing to a positive work environment, controlling emotions and temperament, and exhibiting courteous, respectful, and professional behavior.

Additional responsibilities include:

•	Staying abreast of company policies and procedures by attending and successfully completing all mandatory corporate and departmental training. Inclusive of, but not limited to, Orientation, Annual Sensitivity Training, and Compliance Training.

•	Other duties as assigned.

Organizational Structure:

Title of supervisor:

•	Board of Directors and Shareholders

Title(s) of subordinate(s) to this position:

•	Executive Vice President and Chief Operating Officer

•	Chief Financial Officer

•	Head of Credit Administration

•	Executive Vice President and Chief Lending Officer

•	Executive Administrative Assistant

•	Chief Legal Officer

Supervisory Responsibilities:
Carries out supervisory responsibilities in accordance with the organization’s policies, procedures, and applicable laws. Responsibilities include interviewing, hiring, and training employees, planning, assigning and directing work, appraising performance, rewarding and disciplining, resolving problems, and communicating necessary information on an ongoing basis.

Required Skills and/or Education:
Knowledge of banking regulations, laws, and practices consistent with that normally obtained through a baccalaureate degree in finance, economics or a similar field is required. Skills and abilities sufficient to perform the essential functions—such as business development, research, policy development, contract negotiations, and communication with management, employees, applicants, directors, shareholders, and other outside sources—are required.

Preferred Skills and/or Experience:
Advanced training and education in finance, economics, or a related field is preferred, with twenty to twenty five years of practical experience in a similar work environment.

Nature and Scope:
This position is a regular full time position. Frequent travel is required to conduct the essential functions throughout the corporation, which frequently involves overnight and weekend stays. An altered work schedule and overtime are frequently worked in order to meet the demands and deadlines associated with the position. The work environment involves the use of typical office equipment such as telephone, computer, facsimile, etc. in a controlled climate.

Employee Signature:	Supervisor Signature:

For use by Human Resource Department Only: Date of last revision: File name: K:\HR-EDD_shared\Job Descriptions\Database\Review.doc B

A job analysis containing the physical demands and working conditions associated with this position is available upon request from Human Resources.

Exhibit B

CIB MARINE BANCSHARES, INC.
1999 STOCK OPTION AND INCENTIVE PLAN
KEY EMPLOYEE NON-QUALIFIED
STOCK OPTION AGREEMENT

(__________________, 2004)

This CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan Key Employee Non-Qualified Stock Option Agreement (Agreement) is made and entered into as of the    day of    , 2004 by and between CIB Marine Bancshares, Inc. (CIBM), a Wisconsin corporation, with its principal office located at N27 W24025 Paul Court, P.O. Box 449, Pewaukee, Wisconsin 53072 and Stanley J. Calderon (Participant).

WHEREAS, CIBM has adopted the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan, including any amendments and adjustments thereto (the “Plan”), to permit the granting to certain key employees of CIBM and its subsidiaries nonqualified stock options to purchase shares of CIBM’s common stock, $1.00 par value per share (Common Stock);

WHEREAS, Participant is a key employee of CIBM and/or one or more of its subsidiaries and CIBM desires the Participant to remain in such service by providing the Participant with a means to acquire or increase the Participant’s proprietary interest in CIBM; and

WHEREAS, Participant hereby acknowledges receipt of a copy of the Plan and the Summary of the CIB Marine Bancshares, Inc. Stock Option and Incentive Plan.

NOW, THEREFORE, with the foregoing recitals specifically incorporated by this reference and made a part hereof, and in consideration of the premises and of the covenants and agreements herein set forth, CIBM and the Participant hereby mutually covenant and agree as follows:

1. Definitions. Unless otherwise defined herein, any term used in this Agreement that is defined in the Plan shall have the same meaning as that term is defined in the Plan.

2. General Terms. Subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Participant herein provided, CIBM hereby grants to the Participant an option to purchase from CIBM the number of shares of Common Stock, at the Exercise Price per share and on the exercise schedule set forth in Sections 3 and 4 of this Agreement (the “Option”). It is intended that the Option is designated as a non-qualified stock option and is not to be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

3. Description of Options. The following shall apply to the Option:

Shares Subject to Stock Option: [   ]
Exercise Price Per Share: [   ]
Date of Grant: [ ], 2004
Expiration Date: [ ], 2014

4. Exercise Schedule. Except and to the extent otherwise provided in this Agreement, the Option shall be exercisable as follows:

(a)	20% of the Option per annum on each anniversary date or during such one year period following each anniversary date, of the Date of Grant; or

(b)	accumulation of unexercised Options, i.e., 20% at or after 1 year anniversary; 40% at or after 2 year anniversary; 60% at or after 3 year anniversary; 80% at or after 4 year anniversary; 100% at or after 5 year anniversary, of Date of Grant, and thereafter until the Expiration Date.

5. Acceptance of Terms. The exercise of the Option is conditioned upon the acceptance by the Participant of the terms hereof as evidenced by his or her execution of this Agreement and the return of an executed copy to Donald J. Straka, Secretary of CIBM, no later than    , 2004.

6. Termination of Employment. If the Participant’s employment with CIBM or any of its subsidiaries is terminated for any reason, the Option shall be exercisable pursuant to the terms of the Plan.

7. Election to Exercise. The Option shall be exercised in accordance with this Agreement, the Plan and such administrative regulations as the Committee shall from time to time adopt. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by the Participant (or as the case may be, his or her personal representative in the event of the Participant’s death or such assignee as defined in Section 14(b) of the Plan) pursuant to Section 25 of the Plan. Such notice shall be accompanied by tender of payment of the entire Exercise Price for the shares being purchased pursuant to the terms of the Plan. CIBM or the Committee shall have the right to require the Participant to remit to CIBM, pursuant to the terms of the Plan, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by CIBM of any certificate for shares of Common Stock. Upon receipt of payment of the entire Exercise Price in a manner provided in Section 11 of the Plan, including any withholding taxes pursuant to Section 19 of the Plan, for the shares purchased, a certificate or certificates evidencing such shares shall be issued to Participant (or, if applicable, the legatee(s), executor(s), personal representative(s) or distributee(s) of a deceased participant, or the assignee of this Option pursuant to Section 14(b) of the Plan). The shares purchased shall be fully paid and nonassessable, except as may be imposed by the Wisconsin Business Corporation Law, as amended.

8. Transfer Restrictions. Except as provided in Section 14(b) of the Plan, the Option may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The rights, terms, conditions and restrictions of a transfer of this Option, in whole or in part, pursuant to Section 14(b) of the Plan shall expire upon the termination of employment, disability or death of the participant consistent with Section 10 of the Plan.

9. Surrender of Agreement. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to CIBM for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by the Participant or the permitted transferee of this Option as provided under the Plan to CIBM for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as CIBM shall determine, the partial exercise or the change in the number or designation of the Common Stock.

10. Stockholder Rights. Neither the Participant nor any other person entitled to exercise the Option under the terms hereof and the Plan shall be, or have any of the rights or privileges of, a stockholder of CIBM with respect to any of the shares of Common Stock issuable on exercise of the Option, unless and until the Exercise Price for such shares and any withholding tax pursuant to Section 19 of the Plan shall have been paid in full.

11. Disposition of Acquired Stock. The Participant agrees for himself or herself, and his or her heirs, legatees and legal representatives that, with respect to all Common Stock acquired pursuant to the terms and conditions of this Agreement, he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), if applicable, or except in a transaction which, in the opinion of counsel for CIBM, is exempt from registration under the Act.

12. No Employment Right. The Participant understands and agrees that by entering into this Agreement it does not confer upon him or her any right to continue in the employ of CIBM or any of its subsidiaries and that it does not prejudice or interfere in any way with the right of CIBM or any such subsidiary to terminate the employment of the Participant at any time.

13. Proprietary Information.

(a) In addition to any other policies of CIB Marine, the Executive agrees to hold all Proprietary Information concerning CIB Marine, its subsidiaries and affiliates in and its customers in confidence and not disclose to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except pursuant to subpoena or to any state or federal regulatory body with jurisdiction over CIB marine, is subsidiaries and affiliates or Executive) or directly or indirectly, use, copy, publish, summarize, or remove from CIB Marine’s premises any Proprietary Information (or remove from the premises any other property of CIB Marine), except: (i) during the period of employment to the extent necessary to carry out the Executive’s responsibilities under this Agreement; and (ii) after termination of the period of employment as specifically authorized in writing by the Board of Directors. For the purposes of the Agreement, “Proprietary Information” means all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of CIB Marine or any affiliated company, including without limitation all customer, marketing, financial, business and personnel information unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in the Executive’s possession or part of his general knowledge prior to his employment by CIB Marine; or (iii) the information is disclosed to the Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly from CIB Marine.

(b) The Executive acknowledges that the pursuit of the activities forbidden by this Section would necessarily involve the use or disclosure of Proprietary Information in breach of this section, but that proof of such breach would be extremely difficult. To forestall such disclosure, use and breach, and in consideration of the employment under this Agreement, the Executive agrees that for a period of one (1) year after termination of the Executive’s employment, he may not, for himself or any third party, directly or indirectly, divert or attempt to divert from CIB Marine (or any affiliated company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any customers with whom Executive has had personal contact, suppliers or employees, without the prior written consent of CIB Marine.

(c) Nothing in this Section is intended to limit any remedy of CIB Marine available under law.

14. Disputes. As a condition of granting the Option, the Participant agrees for himself or herself and his or her legal representatives that any dispute or disagreement which may arise under, or as a result of, or pursuant to the Plan or this Agreement shall be determined by the Committee, and any interpretation by the Committee of the terms of the Plan or this Agreement shall be final, binding, and conclusive. Participant shall be responsible for any and all costs and expenses (including legal fees) incurred by Participant or CIBM arising out of or relating to such dispute.

15. Governing Law. To the extent not pre-empted by Federal law, the Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

16. Professional Advice. The acceptance and exercise of the Option and the sale of Common issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Participant. Accordingly, Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealing with respect to the Option or the Common Stock.

17. Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18. Section Headings. The titles to the Sections of this Agreement are solely for convenience and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this Agreement.

CIB MARINE BANCSHARES, INC.

By: [   ]
Name: W. Scott Blake
Its: Chairman

Attest: [   ]
Name: Donald J. Straka
Its: Senior Vice President, Chief Legal Officer and Secretary

The undersigned hereby accepts the foregoing Option and the terms and conditions of this Agreement.

PARTICIPANT

[   ]
Stanley J. Calderon